April 25, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by BTCS Inc. under Item 4.01 of its Form 8-K dated April 21, 2016. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of BTCS Inc. contained therein.

Very truly yours,

Marcum LLP ● 750 Third Avenue ● 11th Floor ● New York, New York 10017 ● Phone 212.485.5500 ● Fax 212.485.5501 ● marcumllp.com